EXHIBIT 99.2
Z-WORLD, INC.
Financial Statements
September 30, 2004 and 2003
(With Independent Auditors’ Report Thereon)

Independent Auditors’ Report
The Board of Directors Z-World, Inc.:
We have audited the accompanying balance sheets of Z-World, Inc. as of September 30, 2004 and 2003, and the related statements of operations, stockholders’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Z-World, Inc. as of September 30, 2004 and 2003, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ KPMG LLP
Mountain View, California
November 5, 2004

Z-WORLD, INC.
Balance Sheets
September 30, 2004 and 2003

	2004	2003
Assets
Current assets:
Cash and cash equivalents	$974,617	1,254,618
Certificates of deposit, current	—	441,260
Accounts receivable, net of allowance of $100,000 and $94,000 in 2004 and 2003, respectively	2,996,128	2,465,279
Inventories	7,545,975	3,275,040
Prepaid expenses and other current assets	514,609	407,182
Related party notes receivable, current portion	—	16,666
Other notes receivable, current portion	17,238	—
Deferred income taxes	199,103	350,843
Current assets of discontinued operations	—	329,192

Total current assets	12,247,670	8,540,080
Certificates of deposit, net of current	—	210,467
Property and equipment, net	2,599,353	1,797,579
Related party notes receivable, net of current portion	—	72,584
Other notes receivable, net of current portion	59,566	—
Deferred income taxes	183,720	235,521
Land held for future use	352,565	352,565
Other assets	7,813	15,100
Long-term assets of discontinued operations	—	9,399

Total assets	$15,450,687	11,233,295

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,099,139	497,576
Accrued liabilities	1,561,343	1,386,805
Deferred revenue	61,000	98,000
Capital lease obligation, current portion	214,445	107,542
Stock repurchase note payable, current portion	71,572	68,268
Current liabilities of discontinued operations	—	63,275

Total current liabilities	3,007,499	2,221,466
Revolving line of credit	2,275,000	300,000
Capital lease obligation, net of current portion	510,730	278,923
Stock repurchase note payable, net of current portion	476,249	547,821
Long-term liabilities of discontinued operations	—	139,045

Total liabilities	6,269,478	3,487,255

Minority interest of discontinued operations	—	66,773

Commitments and contingencies
Stockholders’ equity:
Preferred stock, no par value. Authorized 1,000,000 shares; none issued or outstanding	—	—
Common stock, Class A voting, no par value. Authorized 1,000,000 shares; issued and outstanding 45,325 shares	87,782	87,782
Common stock, Class B nonvoting, no par value. Authorized 1,000,000 shares; issued and outstanding 636,214 shares and 626,296 shares as of September 30, 2004 and 2003, respectively	313,191	250,071
Retained earnings	8,780,236	7,341,414

Total stockholders’ equity	9,181,209	7,679,267

Total liabilities and stockholders’ equity	$15,450,687	11,233,295

See accompanying notes to financial statements.

Z-WORLD, INC.
Statements of Operations
Years ended September 30, 2004 and 2003

	2004	2003
Hardware and component revenues	$27,073,869	20,381,309
Software revenues	219,797	380,435

Total revenues	27,293,666	20,761,744
Cost of revenues	13,479,903	8,794,867

Gross profit	13,813,763	11,966,877

Operating expenses:
Research and development	3,577,681	3,118,143
Sales and marketing	3,586,585	2,966,150
General and administrative	4,671,898	3,798,272

Total operating expenses	11,836,164	9,882,565

Operating income	1,977,599	2,084,312

Other income (expense):
Interest expense	(118,391)	(104,258)
Interest income	13,074	23,209
Other, net	12,203	9,475

Total other expense	(93,114)	(71,574)

Income before tax provision and discontinued operations	1,884,485	2,012,738
Income taxes	424,687	636,502

Income before discontinued operations	1,459,798	1,376,236
(Loss) income from discontinued operations, net of income tax of $(5,772) and $6,596, respectively	(20,976)	14,471

Net income	$1,438,822	1,390,707

See accompanying notes to financial statements.

Z-WORLD, INC.
Statements of Stockholders’ Equity
Years ended September 30, 2004 and 2003

	Common stock
	Class A voting		Class B nonvoting
					Retained
	Shares	Amount	Shares	Amount	earnings	Total
Balance at September 30, 2002	45,325	$87,782	617,790	$197,573	5,950,707	6,236,062
Issuance of 2,000 shares of
Class B common stock to
consultant for services rendered	—	—	2,000	14,460	—	14,460
Exercise of stock options	—	—	6,506	38,038	—	38,038
Net income	—	—	—	—	1,390,707	1,390,707

Balance at September 30, 2003	45,325	87,782	626,296	250,071	7,341,414	7,679,267
Issuance of 2,000 shares of
Class B common stock to
consultant for services rendered	—	—	2,000	16,800	—	16,800
Exercise of stock options	—	—	7,918	46,320	—	46,320
Net income	—	—	—	—	1,438,822	1,438,822

Balance at September 30, 2004	45,325	$87,782	636,214	$313,191	8,780,236	9,181,209

See accompanying notes to financial statements.

Z-WORLD, INC.
Statements of Cash Flows
Years ended September 30, 2004 and 2003

	2004	2003
Cash flows from operating activities:
Net income	$1,459,798	1,376,236
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	635,980	403,657
Loss on disposal of asset	—	412
Deferred income taxes	203,541	225,051
Issuance of stock to consultant	16,800	14,460
Interest accrued on related party notes receivable	—	(2,662)
Interest accrued on certificates of deposit	(6,386)	(7,337)
Interest accrued on capital lease obligation	—	12,873
Net changes in operating assets and liabilities:
Accounts receivable	(530,849)	(923,441)
Inventories	(4,270,935)	(509,942)
Prepaid expenses and assets	(94,368)	205,769
Accounts payable	601,563	(80,316)
Accrued liabilities	174,538	155,735
Deferred revenue	(37,000)	65,000

Net cash (used in) provided by operating activities	(1,847,318)	935,495

Cash flows from investing activities:
Disbursements on notes receivable	—	(30,000)
Repayments of notes receivable	12,446	696,791
Purchases of property and equipment	(902,245)	(917,799)
Proceeds from sale of JK Microsystems, Inc.	42,750	—
Proceeds of certificates of deposit, net	658,113	(7,497)

Net cash used in investing activities	(188,936)	(258,505)

Cash flows from financing activities:
Exercise of stock options	46,320	38,038
Repayments of notes payable and capital lease obligation	(68,268)	(531,998)
Borrowings on line of credit	2,125,000	729,995
Repayments on line of credit	(150,000)	(429,995)
Payments of stock repurchase payable	(196,799)	(65,113)

Net cash provided by (used in) financing activities	1,756,253	(259,073)

Net (decrease) increase in cash and cash equivalents	(280,001)	417,917
Cash and cash equivalents, beginning of year	1,254,618	836,701

Cash and cash equivalents, end of year	$974,617	1,254,618

Supplemental disclosures of cash flow information:
Cash paid for taxes	$425,000	450,000
Cash paid for interest	98,604	104,258
Noncash transaction:
Machinery acquired under capital lease	$535,509	—
Cash at beginning of periods – discontinued operations	$76,699	79,789
Cash provided by (used in) discontinued operations	21,157	(3,090)
Sale of discontinued operations	(97,856)	—

Cash at end of periods – discontinued operations	$—	76,699

See accompanying notes to financial statements.

Z-WORLD, INC.
Notes to Financial Statements
September 30, 2004 and 2003
(1)    Organization, Business, and Summary of Significant Accounting Policies
Z-World, Inc. (the Company) is a California corporation that was incorporated on October 1, 1983. The Company is engaged in the development, manufacture, and sale of embedded control solutions, including single-board computers, core modules, microprocessors, operator interfaces, expansion boards, and Ethernet connectivity products. The Company also develops and designs software products to aid customers in the use of the Company’s products. Eighty-five percent of these customers are originally equipment manufacturers (OEMS), which are located in 20 countries including the United States.
On July 15, 1996, the Company acquired 51% of a newly formed corporation, JK Microsystems, Inc. (JK), a California corporation which is engaged in the development, manufacture, and sale of DOS-based miniature controllers to OEMs located throughout the world. On March 31, 2004, the Company sold its 51% interest in JK to the remaining stockholders thereby divesting all further interest.
(a) Consolidation and Discontinued Operations
The accompanying financial statements show the effects of divesting JK and present the results of JK as of September 30, 2004 and 2003 as a discontinued operation.
(b) Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.
(c) Concentration Risk
The Company’s purchases are concentrated with four suppliers. For the years ended September 30, 2004 and 2003, these four suppliers provided 56% of all raw materials purchased.
Certain key components of the Company’s products are sole sourced. Loss of one of these suppliers could adversely impact the Company’s operations.
The Company performs ongoing credit evaluations of its customers’ financial condition and does not require collateral. The Company maintains reserves for potential credit losses and such losses have historically been within management’s expectations. Sales are not concentrated geographically and no single customer accounted for more than 7% of total sales during fiscal years 2004 and 2003.
The Company maintains cash and cash equivalents with various major financial institutions. Cash equivalents consist primarily of investments in certificates of deposit. The Company believes that no significant concentration risk exists with respect to its cash and investments.
(d) Certificates of Deposit
The Company maintains certificates of deposit (CDs) with financial institutions with maturities ranging from 30 days to 2 years. The Company redeemed all CDs during the September 30, 2004 fiscal year. Interest rates for CDs held as of September 30, 2003 range from 0.95% to 3.54%.

Z-WORLD, INC.
Notes to Financial Statements
September 30, 2004 and 2003
(e) Inventories
Inventories are valued at the lower of cost (first-in, first-out basis) or market and consisted of the following components as of September 30, 2004 and 2003:

	2004	2003
Raw materials	$4,408,100	1,804,870
Work-in-process	1,093,940	760,821
Finished goods	2,043,935	709,349

	$7,545,975	3,275,040

The Company anticipates that its products will continue to experience price competition and potential price reductions in the future. Such future pricing actions could result in changes in the Company’s estimate with respect to the net realizable value of its inventories.
(f) Property and Equipment
Property and equipment are stated at cost and depreciated using the straight-line method over the estimated useful lives of the assets. Property and equipment under capital lease, which consists primarily of machinery and equipment, are depreciated over the shorter of the useful life of the asset or the lease term, as are leasehold improvements. The estimated useful lives of assets are as follows:

Machinery and equipment	5 years
Software and computer equipment	3 years
Furniture and fixtures	7 years
Leasehold improvements	Shorter of useful life of the
assets or life of lease
Maintenance and repairs are expensed as incurred.
(g) Software Development Costs
In accordance with Statement of Financial Accounting Standards (SFAS) No. 86, Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed, the Company capitalizes software development costs incurred after technological feasibility of the software development projects has been established. To date, all of the Company’s costs for research and development of software products have been expensed as incurred since the amount of software development costs incurred subsequent to the establishment of technological feasibility has been immaterial.
(h) Stock-Based Compensation
The Company uses the intrinsic-value method to account for employee stock-based compensation in accordance with Accounting Principles Board Opinion (APB) No. 25, Accounting for Stock Issued to Employees and Related Interpretations.

Z-WORLD, INC.
Notes to Financial Statements
September 30, 2004 and 2003
Deferred compensation for nonemployees is recorded at the fair value of the options granted in accordance with SFAS No. 123 and is periodically remeasured as the underlying options vest in accordance with Emerging Issues Task Force (EITF) Issue No. 96-18 Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services. The compensation expense related to all grants is amortized over the vesting period of the related stock options in accordance with Financial Accounting Standards Board Interpretation No. 28 (FIN 28), as that methodology most closely approximates the way in which the options are earned by the option holder.
Pro forma information regarding net loss is required by SFAS No. 123, Accounting for Stock-Based Compensation, and has been determined as if the Company had accounted for its stock-based awards to employees using the fair-value method prescribed by SFAS No. 123. For purposes of pro forma disclosures, the estimated fair-value of options is amortized to expense over the options’ vesting period. The effect of applying the fair-value method to the Company’s employee stock option grants results in pro forma net income (loss) that is not materially different from the amounts reported for the years ended September 30, 2004 and 2003.
The fair value of the Company’s stock options granted to employees was estimated on the date of grant using the minimum-value pricing model with the following weighted average assumptions:

Expected life of option	5 years
Risk-free interest rate	5.5%
Expected dividend yield	—
The minimum-value option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions.
(i) Revenue Recognition
Revenue consists of sales to end-users, dealers, and distributors. Revenue is generally recognized upon product shipment provided that evidence of an arrangement exists, the price is fixed or determinable, and collectibility is reasonably assured. The Company provides for estimated sales returns and allowances and warranty costs related to sales at the time of shipment.
The Company accounts for multiple-element arrangements in accordance with EITF 00-21, Revenue Arrangements with Multiple Deliverables. Software and hardware components have been identified as separate accounting units when sold in multiple-element contract arrangements, and software is not essential to the functionality of the hardware. The Company accounts for the sale of software products in accordance with Statement of Position (SOP) 97-2, Software Revenue Recognition, as amended by SOP 98-09.

Z-WORLD, INC.
Notes to Financial Statements
September 30, 2004 and 2003
The Company provides free postcontract customer support (PCS) on its software products for one full year from the time of purchase. PCS consists principally of technical product support upgrade enhancements offered by the Company during PCS arrangements and has historically been and continues to be insignificant, and the estimated cost of providing PCS during the arrangement is insignificant. As a result, the Company has recorded an accrual for such estimated costs in the amount of $16,000 and $33,000 as of September 30, 2004 and 2003, respectively.
Enhanced technical support and upgrade contracts for software products can be purchased separately for one year and are renewable from year to year. Revenue from enhanced technical support contracts is amortized over the service period and recognized ratably. Revenue deferred for enhanced technical support was $45,000 and $65,000 as of September 30, 2004 and 2003, respectively.
The Company also provides free technical support for hardware product sales for one year from the time of purchase. The Company has accrued $125,000 for these costs as of September 30, 2004 and 2003.
(j) Warranty Costs
The Company warrants its products for a period of 90 days. The Company provides for the estimated costs to be incurred under these product warranty arrangements at the time of sale. As of September 30, 2004 and 2003, warranty activity and the related year-end reserves were not significant.
(k) Advertising Costs
The Company expenses advertising costs as incurred. Advertising costs totaled approximately $542,831 and $589,432 during the years ended September 30, 2004 and 2003, respectively.
(l) Shipping and Handing Costs
EITF No. 00-10, Accounting for Shipping and Handling Fees and Costs, was issued in 2000 and is effective for the fiscal year ended September 30, 2002. In accordance with EITF No. 00-10, all amounts billed to a customer in a sales transaction related to shipping and handling represent revenues earned for the goods provided and are classified as revenues. The related shipping and handling costs are classified as cost of revenues.
(m) Income Taxes
Income taxes are accounted for using the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Z-WORLD, INC.
Notes to Financial Statements
September 30, 2004 and 2003
(2)    Property and Equipment
Property and equipment at September 30, 2004 and 2003 consisted of:

	2004	2003
Machinery and equipment	$2,907,927	1,940,399
Software and computer equipment	1,914,748	1,315,941
Furniture and fixtures	353,824	302,918
Leasehold improvements	425,250	277,335
Construction-in-progress	135,747	463,143

	5,737,496	4,299,736
Less accumulated depreciation	(3,138,143)	(2,502,157)

	$2,599,353	1,797,579

Included in machinery and equipment is $1,031,850 and $496,341 of equipment under capital leases with accumulated depreciation of $281,470 and $112,268 as of September 30, 2004 and 2003, respectively.
(3)    Notes Receivable
The Company has a stockholder note receivable that was included in prepaid expenses and other current assets, amounting to $23,743 as of September 30, 2004. This note is due in September 2006 and accrues interest of 4.5%.
On September 30, 2003, JK issued notes to its shareholders, which included the Company, as consideration for dividends it declared. During the year ended September 30, 2004, the Company divested itself of JK. Principal and interest payments are due quarterly over a five-year period. The notes earn interest at 3.39%. The current portion of the notes at September 30, 2004 was $17,238, and the long-term portion was $59,566.
(4)    Accrued Liabilities
Accrued liabilities consisted of the following at September 30, 2004 and 2003:

	2004	2003
Accrued compensation	$1,012,468	794,006
Other accrued liabilities	548,875	592,799

	$1,561,343	1,386,805

Z-WORLD, INC.
Notes to Financial Statements
September 30, 2004 and 2003
(5)    Notes Payable and Revolving Line of Credit
(a) Notes Payable – Related Party
On September 30, 2003, JK issued notes payable to its shareholders as consideration for dividends it declared. During the year ended September 30, 2004, the Company divested itself of JK. The sales transaction transferred net assets to the purchaser of JK.
(b) Notes Payable – Stock Repurchase
On September 1, 1997, the Company entered into a stock repurchase agreement (the Repurchase Agreement) which provided for the repurchase of 12,000 shares of Class A common stock and 12,000 shares of Class B common stock. The Repurchase Agreement initially required monthly payments equal to approximately 0.89% of the Company’s consolidated net revenues for 108 consecutive months commencing September 1997. Management of the Company estimated the total amount of payments required under the Repurchase Agreement based on projected sales. Effective June 1, 2002, the Company restructured the Repurchase Agreement to a fixed amount. The new agreement requires the Company to make principal and interest payments of $8,000 a month. Interest is accrued at the lowest rate allowed by the IRS under an installment sale, which was 4.74% at September 30, 2004 and 2003. The note matures June 1, 2011 and has a principal balance of $510,730 at September 30, 2004, of which $71,572 is due in fiscal year 2005.
(c) Revolving Line of Credit
During the year ended September 30, 2003, the Company entered into a $5,000,000 revolving line of credit arrangement with a bank. Borrowings available under the line are based on an asset-based borrowing calculation. On September 30, 2004, the total amount available for disbursements was $4,914,898, of which $2,275,000 was outstanding. Interest is accrued based on one of two options: the one-year LIBOR plus 2% or the bank’s prime lending rate. The interest rates as of September 30, 2004 and 2003 were 4.48% and 3.20%, respectively. Monthly interest-only payments are required. Interest in the amount of $26,274 and $11,216 was paid during the years ended September 30, 2004 and 2003, respectively. The line is renewable at the bank’s option every year for an additional two-year commitment and expires January 31, 2006. Principal payments are due one year from the date the line of credit is not renewed by the bank. The line requires that certain covenants be met to maintain good credit standing. The Company was in compliance with all covenants as of September 30, 2004.

Z-WORLD, INC.
Notes to Financial Statements
September 30, 2004 and 2003
At September 30, 2004, the aggregate future maturities by fiscal year of all notes payable, the line of credit, and the stock repurchase payables are as follows:

Year ending September 30:
2005	$71,572
2006	2,350,042
2007	78,681
2008	82,489
2009	86,485
Thereafter	153,552

$2,822,821

(6)    Commitments and Contingencies
In December 2002, the Company entered into a new operating lease for its main office and production facility in Davis, California. The lease is for a period of 10 years with periodic cost of living adjustments and two additional 5-year options to extend beyond the initial 10-year term.
In September 2003, the Company entered into a new operating lease on office space for its research and development group in Davis, California. The lease is for a period of five years with periodic cost of living adjustments and an option to renew for an additional five years after the initial term.
In February 2002 and November 2003, the Company entered into capital leases for manufacturing equipment for a period of five years.

Z-WORLD, INC.
Notes to Financial Statements
September 30, 2004 and 2003
Future amounts due under the Company’s capital and operating leases as of September 30, 2004 are as follows:

	Capital	Operating
	leases	leases
Year ending September 30:
2005	$251,625	621,807
2006	251,625	637,852
2007	165,706	654,134
2008	122,746	670,656
2009	10,229	411,907
Thereafter	—	1,391,420

Total minimum payments	801,931	$4,387,776

Less interest on capital lease obligations at rates of 6.3% and 5.7%	(76,757)

Net minimum principal payments	725,174
Less current maturities	(214,444)

Long-term portion	$510,730

Rental expense charged to operations for operating leases was $658,657 and $471,034 for the years ended September 30, 2004 and 2003, respectively.
(7)    Stockholders’ Equity
(a) Common Stock
On October 31, 1995, the Company’s board of directors approved the creation of two classes of common stock, designated “Class A voting” and “Class B nonvoting.” Unlike the holders of Class A voting shares, the holders of Class B nonvoting shares are not entitled to any notice of stockholders’ meetings and are not entitled to vote upon the election of directors or any items affecting management of the Company, except where such notice or vote is required by law or by the Company’s Articles of Incorporation.
During the years ended September 30, 2004 and 2003, the Company issued 2,000 shares and 2,000 shares, respectively, of its Class B nonvoting common stock to a consultant for services rendered. The shares were issued at a fair value determined by the board of directors of $8.40 and $7.23, respectively, per share, and the related expense was recorded in operating expenses in the accompanying statements of operations.
(b) Stock Option Plan
The Company has established a stock option plan (the Plan) effective January 15, 1998 to create additional incentives for key employees, directors, and consultants of the Company. The Company

Z-WORLD, INC.
Notes to Financial Statements
September 30, 2004 and 2003
initially reserved 65,000 shares of Class B nonvoting stock for issuance under the Plan, and on June 1, 2004, the Company reserved an additional 55,000 shares of Class B nonvoting stock for issuance under the Plan. Option grants under the Plan vest at a rate of no less than 20% per year over a five-year period and expire five years from the grant date. The exercise price of options granted under the Plan are determined by the Company’s board of directors assisted by an independent business appraisal and must be at least equal to the fair market value of the Company’s stock on the grant date.
A summary of stock option activity and information relating to the Plan for the years ended September 30, 2004 and 2003 is as follows:

	Class B	Weighted
	nonvoting	average
	options	exercise price
Outstanding as of September 30, 2002	41,352	$6.49
Granted	7,000	8.00
Exercised	(6,506)	5.85
Forfeited or canceled	(938)	6.80

Outstanding as of September 30, 2003	40,908	6.85
Granted	10,700	8.50
Exercised	(7,916)	5.85
Forfeited or canceled	(7,614)	7.18

Outstanding as of September 30, 2004	36,078	7.49

Exercisable as of September 30, 2004	20,796	6.70
The following summarizes information about the stock options outstanding as of September 30, 2004:

			Outstanding options
			Weighted	Weighted
	Number of	Number of	average	average
Exercise	options	options	exercise	remaining
prices	outstanding	exercisable	price	life (years)
$6.00	9,333	9,280	$6.00	0.80
7.00	5,021	4,012	7.00	1.77
8.00	11,024	6,304	8.00	2.70
8.50	10,700	1,200	8.50	3.06

	36,078	20,796

Z-WORLD, INC.
Notes to Financial Statements
September 30, 2004 and 2003
The weighted average remaining contractual life as of September 30, 2004 for outstanding and exercisable stock options was 2.14 years and 1.52 years, respectively.
(8)    Employee Benefit Plans
The Company sponsors a defined contribution profit sharing plan covering all employees. Annual contributions are made at the discretion of the Company’s board of directors and are based upon a percentage of each covered employee’s salary. Company contributions to the Plan during the years ended September 30, 2004 and 2003 were $175,000 and $200,000, respectively.
During fiscal 1996, the Company established a qualified deferred compensation plan under Section 401(k) of the Internal Revenue Code (the 401(k) Plan). Under the 401(k) Plan, eligible employees may elect to defer a portion of their compensation, subject to certain limitations. The Company may, at its discretion, contribute an amount of matching contributions to the 401(k) Plan. During the years ended September 30, 2004 and 2003, the Company’s contributions to the 401(k) Plan totaled approximately $125,000 and $110,000, respectively.
(9)    Income Taxes
The income tax provision consisted of the following components for the years ended September 30, 2004 and 2003:

	2004	2003
Current:
Federal	$215,374	418,047
State	—	—

	215,374	418,047

Deferred:
Federal	167,120	236,401
State	36,421	(11,350)

	203,541	225,051

	$418,915	643,098

The difference between the Company’s provision for income taxes as presented in the accompanying statements of operations for the years ended September 30, 2004 and 2003 and the provision for income taxes computed at the statutory rate is primarily a result of research tax credits, a dividends received deduction, manufacturers’ credits, and the extraterritorial income exclusion.
Deferred income taxes are provided for the effects of differences in the timing of income and expenses for financial reporting and income tax purposes. The primary sources of these differences relate to depreciation, inventory valuation, accrued vacation, and reserves for doubtful accounts. The Company also has approximately $86,000 and $98,000 of manufacturing and research and development credits as of September 30, 2004 and 2003, respectively.

Z-WORLD, INC.
Notes to Financial Statements
September 30, 2004 and 2003
In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based upon the level of historical taxable income and projections for future taxable income over the periods which the deferred tax assets are deductible, management believes it is more likely than not the Company will realize the benefits of these deductible differences.
(10)    Discontinued Operations
In March 2004, the Company completed the sale of JK to the remaining 49% owners of JK. The business qualified as discontinued operations of the Company under SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. The Company has reported the results of operations and financial position of the business in discontinued operations within the statements of operations and the balance sheets for the periods presented. The Company has excluded the cash flow activity for the business from the statements of cash flows for the periods presented.
The results from discontinued operations as of September 30 were as follows:

	2004	2003
Revenues	$360,369	820,499
Cost of revenues	131,576	372,278

Gross profit	228,793	448,221
Operating expenses	169,182	400,653

Operating income	59,611	47,568
Interest expense	2,882	10
Loss on disposal	55,686	—
Other, net	(13)	6,251

Income before minority interest and taxes	1,056	41,307
Minority interest	27,804	20,240

(Loss) income before taxes	(26,748)	21,067
Income tax (benefit) expense	(5,772)	6,596

(Loss) income from discontinued operations, net of tax	$(20,976)	14,471

The Company recorded a pretax loss from disposal of $55,686 and net pretax income on discontinued operations of $28,938, which is net of minority interest of $27,804 in 2004. Net pretax income on discontinued operations for 2003 was $21,067. The net assets were primarily comprised of accounts receivable; inventory; property, plant, and equipment; accounts payable; accrued liabilities; and a note payable. Net proceeds received in connection with the sale were approximately $42,750.